Exhibit 23.03
CONSENT OF INDEPENDENT ACCOUNTANTS
          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Glu Mobile Inc. of our report dated 19 December 2006 relating to the consolidated financial statements of iFone Holdings Limited, which appears in Glu Mobile Inc.’s prospectus filed on 22 March 2007 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (No. 333-139493) filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Manchester, United Kingdom
21 March 2007